                              CONFIRMING STATEMENT

            This Statement confirms that the undersigned has authorized and designated each and any of (i) Michael Keane, (ii) Eric Bell and (iii) Joe Ward
(collectively, the "Authorized Filers"),  signing singly,  to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities registered under Section 12 of the Securities
Exchange Act of 1934 as amended.  The authority of the Authorized Filers under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to any such securities, unless earlier revoked in writing.  The undersigned acknowledges that none of the Authorized
Filers is assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

                                            Individual:

Date:  September 28, 2015                    /s/ Paul A. Bell
                                            ------------------------
                                            Paul A. Bell